Exhibit 99.1

RF Industries Announces Promotion of Ray Bibisi to President

SAN DIEGO, CA, February 29, 2024 – RF Industries, Ltd, (NASDAQ: RFIL), a national manufacturer and marketer of interconnect products and systems, today announced the promotion of Ray Bibisi to President, adding to his current role of Chief Operating Officer, effective today.

As President, Ray Bibisi will lead RFI’s sales, product management, and engineering teams across all business units. This strategic move aims to seamlessly integrate these functions creating a more cohesive and efficient organizational structure to pursue significant market opportunities.

Prior to joining RF Industries, Ray spent the past 30+ years at Radio Frequency Systems (RFS) holding concurrent roles of VP of Sales and General Manager of North America and was a member of the Global Governing Executive Committee.

“Since his arrival four years ago, Ray has been an integral part of RFI’s transformation to a next-generation communication solutions provider. Ray drove key operational initiatives including major facility relocations and supply chain enhancements, which led to significant expense reductions. I’m confident he will make significant contributions to shaping our business strategy, go-to-market, and operations as we grow,” said Robert Dawson, Chief Executive Officer of RF Industries.

Bibisi added, “I am very honored to be named President of RF Industries. We have a great team that has worked incredibly hard to consolidate and streamline our operations and I am confident that our next step to closely align our business functions will be equally successful. It’s an exciting time for our company. RFI is well positioned to realize the opportunities we see ahead as a leading provider of next-generation communication solutions.”

About RF Industries

RF Industries designs and manufactures a broad range of interconnect products across diversified, growing markets, including wireless/wireline telecom, data communications and industrial. The Company's products include high-performance components used in commercial applications such as RF connectors and adapters, RF passives including dividers, directional couplers and filters, coaxial cables, data cables, wire harnesses, fiber optic cables, custom cabling, energy-efficient cooling systems and integrated small cell enclosures. The Company is headquartered in San Diego, California with additional operations in New York, Connecticut, Rhode Island and New Jersey. Please visit the RF Industries website at www.rfindustries.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to future events. Forward looking statements include, among others, statements concerning our expectations about profitability, revenues, industry trends, markets and demand for our products, and the expected benefits and desirability of our products, in each case which are subject to a number of factors that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to: the Company’s cash and liquidity needs, ability to continue as a going concern, non-compliance with terms and covenants in our credit facility, changes in the telecommunications industry and materialization and timing of expected network buildouts; timing and breadth of new products; our ability to realize increased sales; successfully integrating new products and teams; our ability to execute on its go-to-market strategies and channel models; our reliance on certain distributors and customers for a significant portion of anticipated revenues; the impact of existing and additional future tariffs imposed by U.S. and foreign nations; our ability to expand our OEM relationships; our ability to continue to deliver newly designed and custom fiber optic and cabling products to principal customers; our ability to maintain strong margins and diversify our customer base; our ability to initiate operating efficiencies, cost savings and expense reductions; our ability to address the changing needs of the market and capitalize on new market opportunities; our ability to add value to our customer’s needs; the success of any product launches; and our ability to increase revenue, gross margins or obtain profitability in a timely manner. Further discussion of these and other potential risks and uncertainties may be found in the Company's public filings with the Securities and Exchange Commission (www.sec.gov) including our Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. All forward-looking statements are based upon information available to the Company on the date they are published, and we undertake no obligation to publicly update or revise any forward-looking statements to reflect events or new information after the date of this release.

RF Industries Contact:

Peter Yin

SVP and CFO

(858) 549-6340

rfi@rfindustries.com

IR Contact:

Margaret Boyce

Financial Profiles, Inc.

(310) 622-8247

RFIL@finprofiles.com